FREE WRITING PROSPECTUS

EXHIBIT INDEX

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATES,
WMALT SERIES 2006-4

EXHIBIT NO.     DESCRIPTION

99.1                       Free Writing Prospectus No. 1

99.2                       Free Writing Prospectus No. 2

99.3                       Free Writing Prospectus No. 3

99.4                       Free Writing Prospectus No. 4

99.5                       Free Writing Prospectus No. 5

99.6                       Free Writing Prospectus No. 6

99.7                       Free Writing Prospectus No. 7 (loan tape)

99.8                       Free Writing Prospectus No. 8 (loan tape)

99.9                       Free Writing Prospectus No. 9

99.10                     Free Writing Prospectus No. 10

99.11                     Free Writing Prospectus No. 11

99.12                     Free Writing Prospectus No. 12